UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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PDC ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 17, 2019

PDC Energy Board of Directors Urges Shareholders to
Protect the Value of their Investment by
Voting the WHITE Proxy Card “FOR” PDC’s Nominees

Board Believes Electing Kimmeridge Destroys Value
and Puts the Safety of PDC’s Employees at Risk

ISS Report Ignores the Facts About PDC’s Performance, Fails to Take Into Account
the Critical Importance of Industry, Operational and Colorado Regulatory Expertise
in Effectively Running the Company

ISS Report Does Not Endorse Kimmeridge’s Radical, Misguided and Dangerous Plans for PDC

Company Urges Shareholders Vote on the WHITE Proxy Card TODAY to Reelect
Barton R. Brookman, Mark E. Ellis and Larry F. Mazza at 2019 Annual Meeting

DENVER, May 17, 2019 — PDC Energy, Inc. (“PDC” or “the Company”) (Nasdaq: PDCE) today issued a statement in response to a report issued by Institutional Shareholder Services Inc. (ISS) regarding the reelection of the Company’s directors — PDC’s President and Chief Executive Officer Barton R. Brookman and independent directors Mark E. Ellis and Larry F. Mazza — at its 2019 Annual Meeting of Shareholders (“2019 Annual Meeting”) scheduled for May 29, 2019.

We urge shareholders to protect the value of their investment by voting “FOR” directors Messrs. Barton R. Brookman, Mark E. Ellis, and Larry F. Mazza. We believe ISS’ analysis is flawed and that ISS erred in not recommending that shareholders vote in support of PDC’s directors. ISS’ report contrasts sharply with the determination of leading proxy advisory firm Glass, Lewis & Co. (Glass Lewis), which noted that Kimmeridge failed to present a compelling case for change at the board level.

In stark contrast to ISS, Glass Lewis concluded:

“…disconcertingly large sections of [Kimmeridge’s] materials are indeed bogged down in self-contradicting perspectives and unusually fluid methodologies which fail to mitigate what we consider to be sound rebuttals from PDC. Concerns with these items compound doubts around

[Kimmeridge’s] promoted plans — which have, at times, involved objectively aggressive recommendations that often fade into more broadly phrased suggestions — and a slate of alternative candidates very light on scalable industry expertise and public board and executive experience. Thus, we are broadly unconvinced investors would be better served electing any of Kimmeridge’s candidates at this time.”(1)

It is important to highlight that at no point in its report did ISS endorse Kimmeridge’s proposed plans for PDC — plans and proposals that Glass Lewis determined are “unrealistic and underdeveloped.” In fact, although ISS ultimately made what we believe is the wrong voting recommendation, ISS specifically noted that Kimmeridge’s recommendations are off base for a Company like PDC. ISS acknowledged that PDC’s cost metrics are close to the peer median, that a dividend may not be appropriate for PDC, and that Kimmeridge’s interest in pursuing M&A with PDC, is cause for concern. Moreover, ISS’ recommendation in favor of two of Kimmeridge’s nominees is inconsistent with portions of the ISS report that note PDC’s operational success and superior performance relative to peers.

Among other errors, ISS failed to take into account the impact that recent Colorado regulatory challenges have had on PDC’s stock price performance, operations and cost structure, as well as the critical role that PDC’s directors play in overseeing and actively managing the Company’s strategy. Messrs. Brookman, Ellis, and Mazza have been instrumental in repositioning PDC as a focused player with core positions and industry-leading assets in the high return Wattenberg Field and the Delaware Basin, guiding the Company through dynamic industry cycles, and overseeing the successful execution of an operating plan focused on capital discipline, profitable growth, free cash flow generation and return of capital to shareholders. While we are pleased ISS recognizes the value of Mr. Brookman’s leadership and does not think his removal would be appropriate, removal of Messrs. Ellis and Mazza would be a radical step in the wrong direction, as it would diminish the diversity of thought on the PDC Board, eliminate critical expertise and skills necessary to navigate the specific challenges that E&P companies face, particularly in Colorado, and impair PDC’s ability to drive our proven plan forward at a pivotal time in the Company’s 50-year history.

Whereas PDC’s directors have highly relevant skills and experience and have demonstrated their commitment to advancing shareholders’ best interests, the Kimmeridge nominees are unqualified and deeply conflicted. Kimmeridge is asking PDC shareholders to support a slate of nominees who bring no significant public board experience, no large-scale oil and gas operating and technical expertise, and no Colorado regulatory experience. These nominees, if elected, would narrow the perspective and skill sets represented on the Board. Further, Kimmeridge’s ever-changing demands dramatically underscore its slate’s lack of public company operating experience and demonstrate a dangerous lack of focus. We also have serious concerns over conflicts and independence of Mr. Dell, who has also been more interested in engaging in M&A transactions, including where he has an economic interest, than in true independent

(1)  Permission to use quotation neither sought nor obtained.

board oversight. We strongly believe that Kimmeridge’s value-destructive ideas and actions would threaten the stability of the Company and the work underway to drive the Company forward.

The Board of Directors recommends shareholders PROTECT THE VALUE OF THEIR INVESTMENT by VOTING on the WHITE proxy card “FOR” PDC’s nominees, Messrs. Barton R. Brookman, Mark E. Ellis, and Larry F. Mazza. PDC’s nominees have the appropriate expertise and skills to drive our proven plan forward and create value for all shareholders.

Additional materials regarding the Board’s recommendation for the 2019 Annual Meeting can be found at https://www.votewhiteforpdc.com.

EVERY SHAREHOLDER’S VOTE IS EXTREMELY IMPORTANT,

NO MATTER HOW MANY SHARES YOU OWN.

Shareholders who have questions or require any assistance voting their shares should contact PDC Energy’s proxy solicitor:

MacKenzie Partners, Inc.

Stockholders may call toll-free: (800) 322-2885

Banks and Brokers may call collect: (212) 929-5500

About PDC Energy, Inc.

PDC Energy, Inc. is a domestic independent exploration and production company that acquires, explores and develops properties for the production of crude oil, natural gas and NGLs, with operations in the Wattenberg Field in Colorado and the Delaware Basin in Reeves and Culberson Counties, Texas. PDC’s operations are focused in the horizontal Niobrara and Codell plays in the Wattenberg Field and in the Wolfcamp zones in the Delaware Basin.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”), Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”) and the United States (“U.S.”) Private Securities Litigation Reform Act of 1995 regarding our business, strategy, the 2019 Annual Meeting, and potential nominees for the board of directors. All statements other than statements of historical fact included in and incorporated by reference into this report are “forward-looking statements.” Words such as expect, anticipate, intend, plan, believe, seek, estimate and similar expressions or variations of such words are intended to identify forward-looking statements herein. Although forward-looking statements contained in this press release reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Forward-looking statements are always subject to risks and uncertainties, and become subject to greater levels of risk and uncertainty as they address matters further into the future. Because such statements relate to events or conditions further in the future, they are subject to increased levels of uncertainty.

Further, we urge you to carefully review and consider the cautionary statements and disclosures, specifically those under the heading “Risk Factors,” made in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the U.S. Securities and Exchange Commission (“SEC”) on February 28, 2019, and other filings with the SEC for further information on risks and uncertainties that could affect our business, financial condition, results of operations and prospects, which are incorporated by this reference as though fully set forth herein. We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this press release or currently unknown facts or conditions or the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement.

ADDITIONAL INFORMATION

PDC has filed a definitive proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for the 2019 Annual Meeting. PDC SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by PDC with the SEC without charge from the SEC’s website at www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents from PDC’s website at http://investor.pdce.com/sec-filings.

CERTAIN INFORMATION REGARDING PARTICIPANTS

PDC, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from PDC’s shareholders in connection with the matters to be considered at the 2019 Annual Meeting. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Contacts:

Investors

Michael Edwards

Senior Director Investor Relations

303-860-5820

michael.edwards@pdce.com

Media

Joele Frank, Wilkinson Brimmer Katcher

Andy Brimmer / Andrew Siegel

212-355-4449